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                                                                   EXHIBIT 11-23

                               DTE ENERGY COMPANY
                      BASIC AND DILUTED EARNINGS PER SHARE
                                 OF COMMON STOCK

                                                                        Three Months                  Six Months
                                                                            Ended                        Ended
                                                                        June 30, 2001                June 30, 2001
                                                                        -------------                -------------
                                                                           (Thousands, except per share amounts)
BASIC:
     Net income........................................................$         (86,604)          $           51,788
     Weighted average number of common
       shares outstanding (a)..........................................          145,461                      143,677
     Earnings per share of common stock
       based on weighted average number
       of shares outstanding...........................................$           (0.60)          $             0.36

DILUTED:
     Net income........................................................$         (86,604)          $           51,788

     Weighted average number of common
       shares outstanding (a)..........................................          145,461                      143,677
     Incremental shares from assumed exercise
       of options......................................................                -                          493
                                                                       -----------------           ------------------
                                                                                 145,461                      144,170
                                                                       =================           ==================

     Earnings per share of common stock
       assuming exercise of options....................................$           (0.60)          $             0.36

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(a)      Based on a daily average.